EXHIBIT 3.1

                            Articles of Incorporation
                            -------------------------
                                       of
                                       --
                    INTERNATIONAL TRAINING & EDUCATION CORP.
                    ----------------------------------------

         FIRST               The name of the corporation is:

                    INTERNATIONAL TRAINING & EDUCATION CORP.
                    ----------------------------------------

         SECOND Its principle office in the state of Nevada is located at 251 Jeanell Dr. Suite 3, Carson City, NV 89703, that this corporation may maintain an office, or offices, in such place within or without the state of Nevada as may from time to time designated by the Board of Directors, or by the by-laws of said corporation, and that this corporation may conduct all corporation business of every kind and nature, including the holding of all meetings of directors and stockholders, outside the state of Nevada as well as within the state of Nevada.

         THIRD The objects for which this corporation is formed are: To redomicile from the state of Utah into the state of Nevada and to engage in any lawful activity, but not be limited to the following:
                  A) Shall have such rights, privileges and powers as may be conferred upon corporations by any existing law.
                  B) May at any time exercise such rights, privileges and powers, when not inconsistent with the purposes and objects for which this corporation is organized.
                  C) Shall have power to have succession by its corporate name for the period limited in its certificate or articles of incorporation, and when no period is limited, perpetually, or until dissolved and its affairs wound up according to law.
                  D) Shall have power to sue and be sued in any court of law or equity.
                  E) Shall have power to make contracts.
                  F) Shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same devise or bequest in the state of Nevada, or any other state, territory or country.
                  G) Shall have power to appoint such officers and agents as the affairs of the corporation shall require, and to allow them suitable compensation.
                  H) Shall have power to make by-laws not inconsistent with the constitution of the United States, or of the state of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its stockholders.
                  I) Shall have power to wind up and dissolve itself, or be wound up or dissolved.
                  J) Shall have power to adopt and use a common seal or stamp by the corporation on any corporate documents is not necessary. The corporation may use a seal or stamp, if it desires, but such nonuse shall not in any way affect the legality of the document.
                  K) Shall have power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable upon the happening of a specified event or events, whether secured by mortgage, pledge, or otherwise, or unsecured, for money borrowed, or in payment of property purchased, or acquired, or for any other lawful object.
                  L) Shall have power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bond, securities or evidences of the indebtedness created by, and other corporation or corporations of the state of Nevada, or any other state

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         or government, and while owners of such stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.
                  M) Shall have power to purchase, hold, sell and transfer shares of its own capital stock, and use therefore its capital, capital surplus, surplus, or other property or fund.
                  N) Shall have power to conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in the state of Nevada, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and any foreign countries.
                  O) Shall have power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its certificate or articles of incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of the corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation, or any amendment thereof.
                  P) Shall have the power to make donations for the public welfare or for charitable, scientific or educational purposes.
                  Q) Shall have the power to enter into partnerships, general or limited, or joint ventures, in connection with any lawful activities.

         FOURTH That the voting common stock authorized may be issued by the corporation is FIFTY MILLION (50,000,000) shares of stock with a nominal or par value of .001 cents per share and THREE THOUSAND (3,000) shares of convertible cumulative preferred stock with a nominal or par value of .001 cents per share be authorized. Said shares may be issued by the corporation from time to time for such considerations as may be fixed from time to time by the Board of Directors.

         FIFTH The governing body of the corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the by-laws of this corporation, providing that the number of directors shall be reduced to less than one (1). The name and post office address of the first Board of Directors shall be one (1) in number and listed as follows:


         Name                                    POST OFFICE ADDRESS
         Michael D. Taylor                       251 Jeanell Dr. Suite 3
                                                 Carson City, NV 89703

         SIXTH The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

         SEVENTH The name and post office address of the incorporators signing the Articles of Incorporation is as follows:

         NAME                                    ADDRESS
         Michael D. Taylor                       251 Jeanell Dr., Suite 3
                                                 Carson City, Nevada 89701

         EIGHTH The resident agent for this corporation shall be:

                        CORPORATE ADVISORY SERVICE, INC.

         The address of said agent, and the principle or statutory address of this corporation in the state of Nevada is:
                            251 Jeanell Dr., Suite 3
                            Carson City, Nevada 89703

         NINTH The corporation is to have perpetual existence.

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

         TENTH In furtherance and not in limitation of the powers conferred by stature, the Board of Directors is expressly authorized:
                  Subject to the by-laws, if any, adopted by the stockholders, to make, alter or amend the by-laws of the corporation.
                  To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this corporation.
                  By resolution passed by a majority of the whole Board, to consist of one (1) or more committees, each committee to consist of one or more directors of the corporation, which, to the extent provided in the resolution, or in the by-laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation. Such committee, or committees, shall have such name, or names, as may be stated in the by-laws of the corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.
                  When and as authorized by the affirmative vote of the stockholders holding stock entitling them to exercise at least a majority of the voting power given at a stockholder's meeting called for the purpose, or when authorized by written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions as its Board of Directors deems expedient and for the best interests of the Corporation.


         ELEVENTH No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as it in its discretion it shall deem advisable.

         TWELFTH No director or officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act of omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer ( ) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

         THIRTEENTH This corporation reserves the right to amend, alter, change, in any manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

         I, THE UNDERSIGNED, being the Incorporator Herein before named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein are true, and accordingly have hereunto set my hand this 16th day of June, 1994.


                                            /s/
                                            -----------------------------
                                                   Michael D. Taylor

         STATE OF NEVADA     }
                             }        SS:
         CARSON CITY         }

         On this 16th day of June, 1994, in Carson City, Nevada, before, me, the undersigned, a Notary Public in and for Carson City, State of Nevada, personally appeared:

                                                   Michael D. Taylor

         Known to be the person whose name is subscribed to the foregoing document and acknowledged to me that he executed the same.



         /s/
         ------------------------------
         Notary Public

         Corporate Advisory Service, Inc. does hereby accept as Resident/Agent for the previously named corporation.

         Corporate Advisory Service, Inc.



         /s/                                                       6/16/94
         ------------------------------                    ---------------------
         By Michael D. Taylor, President                             Date

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                    INTERNATIONAL TRAINING & EDUCATION CORP.

         We the undersigned President and Vice-President/Assistant Secretary of International Training & Education Corp. do hereby certify:

That the Board of Directors of said corporation at a meeting duly convened, held on the 5th day of February 1996, adopted a resolution to amend the original articles as follows:

         Article FIRST is hereby amended to read as follows:

         The name of the corporation is:

                               DigiMedia USA, Inc.

         The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 6,897,814; that the said change and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


                                     /s/
                                     ----------------------------------
                                     President

                                     /s/
                                     ----------------------------------
                                     Assistant Secretary

State of Florida           }
                           }
County of Broward          }

         On February 7, 1996, personally appeared before me a Notary Public, Kirk J. Girrbach and Gene Farmer, who acknowledged that they executed the above instrument.


                                     /s/
                                     ---------------------------------
                                     Notary Public

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                               DigiMedia USA, Inc.

         We the undersigned Vice President and Assistant Secretary of DigiMedia USA, Inc. do hereby certify:

         That the Board of Directors of said corporation at a meeting duly convened, held on the 15th day of February 1996, adopted a resolution to amend the original articles as follows:

         Article FOURTH is hereby amended to read as follows:

         That the voting common stock authorized may be issued is SEVENTY-FIVE MILLION (75,000,000) shares of stock with a nominal or par value of .000667 cents per share and FIVE THOUSAND (5,000) share of preferred stock with a nominal or par value of .0006 per share shall be issued. Said shares may be issued by the corporation from time to time for such considerations as may be fixed by the Board of Directors.

         The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 6,897,814; that the said change and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


                                     /s/
                                     ----------------------------
                                     Vice-President

                                     /s/
                                     ----------------------------
                                     Assistant Secretary

State of Florida           }
                           }
County of Broward          }

         On February 17, 1996, personally appeared before me, a Notary Public, Gene Farmer, who acknowledged that he executed the above instrument.


                                     /s/
                                     ----------------------------
                                     Notary Public

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                                                                    Filed by:


                               DigiMedia USA, Inc.
                               -------------------
                               Name of Corporation

                    We the undersigned Kirk J. Girrbach and
--------------------------------------------------------------------------------
                                    President


                       Gene Farmer of Digimedia, USA, Inc.
--------------------------------------------------------------------------------
                               Name of Corporation
do hereby certify:

         That the Board of Directors of said corporation at a meeting duly convened, held on the 12th of May 1997 adopted a resolution to amend the original articles as follows:

Article FOURTH is hereby amended to read as follows:

         FOURTH That the voting common stock authorized may be issued by the corporation is Ten Million, Seven Hundred Fourteen Thousand, Two Hundred Eight-Five (10,714,285) shares of stock with nominal or par value of $.00467 and no other class of stock shall be authorized. Said shares with nominal or par value may be issued by the corporation from time to time for such consideration as may be fixed from time to time by the Board of Directors.

         The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 6,897,814; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                     /s/
                                     ----------------------------
                                     President

                                     /s/
                                     ----------------------------
                                     Assistant Secretary
State of    Florida       }
                          }
County of Broward         }

         On May 12, 1997 personally appeared before me, a Notary Public, Kirk J. Girrbach, Gene Farmer, who acknowledged that they executed the above instrument.

                                     /s/
                                     ----------------------------
                                     Notary Public

                               ARTICLES OF MERGER
                                     Between
                 Nitros Franchise Corp., ( a Nevada Corporation)
                                       And
                   DigiMedia USA, Inc., (a Nevada Corporation)

Pursuant to Section 78.458 & Section 78.461 of Nevada Statutes, the undersigned corporations adopt these Articles of Merger between Nitros Franchise Corporation, (a Nevada Corporation) and DigiMedia USA, Inc. (a Nevada Corporation), with DigiMedia USA, Inc. being the surviving corporation. The surviving corporation shall, simultaneously with the filing of these Articles of Merger, change its name from DigiMedia USA, Inc. to Nitros Franchise Corporation. Sec. 92 A.19D 2(b). "To agree that it will promptly pay to the dissenting owners of each domestic entity that is a party to the merger or exchange the amount, if any, to which they are entitled under or created pursuant to NRS 92A.300 to 92A,500, inclusive."

1. The Plan of Merger (a complete copy of which is held at the office of the Resident Agency at Corporate Advisory Services, inc. 251 Jeanel, #3, Carson City, Nevada 89703) has been adopted by the Board of Directors of both constituent corporations.

2. The Plan of Merger was approved by unanimous consent of the stockholders of Nitros Franchise Corp.

3. The Plan of Merger was approved by unanimous consent of the stockholders of DigiMedia USA, Inc.

4. The Articles of Incorporation of the Surviving Corporation were not amended in the Plan of Merger.

5. It is intended by the undersigned that the merger takes effect upon the filing of these Articles of Merger with the Secretary of the State of Nevada.

Dated this 14th day of May 1997.


BY:      /s/                                    BY: /s/
         ---------------------------                ---------------------------
         Kirk Girrbach, President                   Kirk Girrbach, Secretary
         DigiMedia USA, Inc.                        DigiMedia USA, Inc.


BY:      /s/                                    BY: /s/
         ---------------------------                ---------------------------
         David Bawarsky, President                  Jason Sherman, Secretary
         Nitros Franchise Corporation               Nitros Franchise Corporation

STATE OF FLORIDA                    }

COUNTY OF BROWARD                   }

         On May 14, 1997, personally known to me, a Notary Public, Kirk J. Girrbach, as President and Secretary on behalf of DigiMedia USA, Inc., and David Bawarsky, as President and Jason Sherman, as Secretary on behalf of Nitros Franchise Corporation, who acknowledged that they executed the above instrument.


                                               /s/
                                               -------------------------------
                                               Notary Public, State of Florida

My Commission Expires:

(stamp)

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                          Nitros Franchise Corporation

         We the undersigned President and Secretary of Nitros Franchise Corporation do hereby certify:

         That the Board of Directors of said corporation at a meeting duly convened, held on the 30th day of May 1997, adopted a resolution to amend the articles as follows:

         Article FOURTH is hereby amended to read as follows:

         That the voting common stock authorized that may be issued is TWENTY-FIVE MILLION (25,000,000) shares of stock with a nominal or par value of $.002 cents per share and no other class of stock shall be authorized. Said shares with nominal or par value may be issued by the corporation from time to time for such consideration as may be fixed from time to time by the Board of Directors.

         The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 2,150,889; that the said change and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                                          /s/
                                                          ----------------------
                                                          President

                                                          /s/
                                                          ----------------------
                                                          Secretary


State of Florida           }

County of Broward          }

         On May 20, 1997, personally appeared before me, a Notary Public, David Bawarsky, who acknowledged that he executed the above information.

/s/
---------------------------
Notary Public
RICHARD ZADANOFF
(stamp)

                     CERTIFIED RESOLUTION OF CORPORATE BOARD

Nitros Franchise Corporation, a Nevada corporation, of 4330 NW 207th Drive, Miami, Florida, 33055.

I, the undersigned, hereby certify that I am the CEO of Nitros Franchise Corporation, a Nevada corporation, duly organized and existing under the laws of the State of Nevada, that the following is a true copy of resolutions duly adopted by the Board of Directors of said Corporation and that such resolutions conform to the provisions of the bylaws of the Corporation, are not inconsistent with its charter, and are in full force and effect and have not been amended or rescinded.

1. RESOLVED, that the above corporation, effective July 24, 1997, approved a corporate name change to Algorhythm Technologies Corporation.

           The number of shares of the corporation outstanding and entitled to vote on an amendment to the Article of Incorporation is NINE MILLION SIX HUNDRED THOUSAND (9,600,000), that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

           I further certify that the following are the names of the present officers and directors of this corporation: David Bawarsky, President/CEO/Director; Alan Kvares, Secretary/Director; Jason Sherman, Vice President/Director; Parker Yates, Director; Richard Zadanoff, Treasurer.

           IN WITNESS WHEREOF, I have hereunto subscribed by name and affixed the seal of this Corporation, this 24 day of July, 1997.

           /s/
           -------------------------------
           David Bawarsky, President/CEO

           We hereby certify that we are directors of the Corporation and that the foregoing is a correct copy of resolutions passed as therein set forth and that the same are now in full force and effect.

           /s/                                          /s/
           -------------------------------              ----------------------
           David Bawarsky, Director                     Alan Kvares, Director


           /s/                                          /s/
           -------------------------------              ----------------------
           Jason Sherman, Director                      Parker Yates, Director

           STATE OF FLORIDA
           COUNTY OF DADE
           BEFORE ME appeared the above Directors who are personally known to me and who acknowledged that they signed the above instrument.


           /s/
           ------------------------------
           Notary Public State of Florida
           RICHARD ZADANOFF
           (STAMP)


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